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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 1999


                        DUALSTAR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                    0-25552                    13-3776834
(State of incorporation      (Commission File Number)         (IRS Employer
   or organization)                                        Identification No.)


         11-30 47TH AVENUE, LONG ISLAND CITY, NEW YORK    11101
         (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (718) 340-6655


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

--------------------------------------------------------------------------------

On December 3, 1999, the Registrant Announced as follows:

       DUALSTAR ANNOUNCES NEW BLACKACRE PROPOSAL TO INVEST $46 MILLION AND TERMINATION OF EARLIER $15 MILLION AGREEMENT; POSTPONES ANNUAL MEETING;
                              OBTAINS BRIDGE LOAN

         NEW YORK, NY - December 3, 1999 - DualStar Technologies Corporation ("DualStar" or the "Company") (Nasdaq: DSTR) announced today that it has agreed to terminate its earlier $15 million agreement with Blackacre Capital Management, L.L.C. and certain of its affiliates (collectively, "Blackacre"). Blackacre has now proposed to invest approximately $46 million in the Company. As a result, DualStar has also announced today that it has deferred its Annual Meeting of Stockholders scheduled to be held on December 8, 1999 in New York City.

         Under the Company's prior agreement with Blackacre, previously announced on August 25, 1999, Blackacre would have invested approximately $15 million through the purchase of DualStar common stock and a convertible note, and granted DualStar, in exchange for warrants, access rights to deliver voice, video, data, energy and other services to Blackacre's real estate holdings.

         Under Blackacre's new proposal, subject in all respects to agreement with DualStar on final terms and the execution of definitive agreements, Blackacre proposes to invest approximately $46 million in DualStar through the purchase of 4,050,000 shares of common stock at a price of $4.00 per share and a $30 million long-term 3% interest note, convertible into DualStar common stock at a conversion price of $4.00 per share. Blackacre's new proposal includes a "strategic alliance" with DualStar, under which it would grant DualStar the right of first refusal to acquire similar access rights to properties owned, controlled or managed by Blackacre and/or its affiliates. Under this proposal, Blackacre would seek representation on DualStar's Board of Directors commensurate with its

                                                                     Page 1 of 3
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investment. Under Blackacre's proposal, and assuming Blackacre fully converted the principal under the $30 million convertible note, Blackacre would then own approximately 51.7% of the Company's then-outstanding common stock (based on 10,791,000 shares of common stock outstanding as of today). The Company can make no assurances that an agreement will be reached with Blackacre concerning the terms and conditions on the $46 million investment.

         If final agreement is reached among the Company and Blackacre on the $46 million proposal, stockholder approval would be required to effectuate the transactions. The Company anticipates that it will execute a letter of intent with Blackacre in respect of the new proposal within fifteen days. Accordingly, DualStar has determined to postpone its Annual Stockholders Meeting, originally scheduled for December 8, 1999, to a date currently anticipated to be in February or March, 2000.

         In a related matter, an affiliate of Blackacre provided the Company with a $7 million secured convertible bridge loan today, bearing interest at the rate of 11% per annum, convertible into the Company's common stock at $4.861 per share, and with a term no greater than five months. As an additional condition, the bridge loan will come due if DualStar and Blackacre do not execute a letter of intent for the $46 million transaction within fifteen days. The Company shall use approximately $2.13 million of the proceeds to repay Technology Investors Group, LLC ("TIG") in full on several notes payable; TIG shall simultaneously purchase a participation interest of approximately $2 million in the bridge loan from the Blackacre affiliate.

         DualStar also announced today that Michael F. Whalen, Blackacre's prior designee to DualStar's Board of Directors, has resigned for reasons unrelated to the transactions described above.

         Blackacre and its affiliates manage funds and accounts of over $5.5 billion. Blackacre and its fund management affiliates are headquartered in New York City and focus on investments in companies, real estate, asset-based lending and related investment opportunities in the United States, Europe and Asia. Its investment staff includes professionals with operating, investment and management experience. Moreover, their sizeable portfolio has led to relationships with an extensive array of industry owners and operators used to identify and evaluate investment opportunities and operate their portfolio companies.

                                                                     Page 2 of 3
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         DualStar Technologies Corp., through its subsidiaries, designs and installs infrastructure systems and provides services that control and enhance the environment in buildings. These systems and services include: heating, ventilation and air conditioning (HVAC); electrical; building and energy management (BMS); enhanced local, regional and long distance telephony as a Competitive Local Exchange Carrier (CLEC); direct broadcast satellite (DBS) and cable television as a System Operator; high-speed Internet access as an Internet Service Provider (ISP); and security and safety. DualStar created and owns many innovative trademarked concepts, including the CyberBuilding(R), CyberCierge(R), Building Area Network(R) (BAN), Home Area Network (HAN), Community Area Network
(CAN), InfoStructure, InfoStructors, CyberView(R), CyberBuilders(R), DualStar(R), DualStar Communications(R) and DualStar Technologies(R). For more information, visit the Company's Web site at http://www.dualstar.com, e-mail info@dualstar.com, or call (718) 340-6655. The Company's securities are traded on The Nasdaq National Market under the symbols DSTR (common) and DSTRW (warrants).

         This press release and the materials referred to hereby contain forward-looking statements regarding the Company's business and future plans of operations. When used herein, the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties. These and other important factors, including those set forth in the Company's Annual Report on Form 10-K (available to the public at www.sec.gov), may cause the actual results and performance to differ materially from the future results expressed in or implied by such forward-looking statements. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations or future events.

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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              DUALSTAR TECHNOLOGIES CORPORATION




Date: December 3, 1999        By: /s/ Robert Birnbach
                                  -----------------------
                                  Robert Birnbach
                                  Executive Vice President and
                                  Chief Financial Officer


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